SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  April 6, 1999


                                   NELX, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Kansas                         0-21210                 84-0922335
----------------                   ------------             -------------------
(State or other                     (Commission             (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)


                 5750 West 60th Avenue, Arvada, Colorado 80003
          ------------------------------------------------------------
            (New address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code 304-622-9599



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Item 1.  Changes in Control of Registrant

         None.

Item 2.  Acquisition or Disposition of Assets

         None.

Item 3.  Bankruptcy or Receivership

         None.

Item 4.  Changes in Registrants Certifying Accountant

         None.

Item 5.  Other Events

     The annual meeting of the shareholders of NELX, Inc. was held March 12, 1999. A majority of shareholders were present in person or by proxy.

         Four proposals were presented for vote at the annual meeting.

     Proposal 1: Election of Directors. The shareholders voted to approve a four-director board. The shareholders voted to elected Charles L. Stout, John S. Cowan, Bruce Bowler, and Denis Iler as directors.

     Proposal  2:  Change  in  Number  of  Outstanding   Shares  of  Stock.  The
shareholders voted to authorize a reverse split, and further authorized the board to determine, by March 31, 1999, the ratio of the reverse split, such ratio not to exceed twenty-to-one. The board determined at a special meeting held March 29, 1999, by unanimous vote, a one for 20 reverse split of the issued and outstanding common shares.

     Proposal 3: Change in Corporate Name. The shareholders authorized the board, in its discretion, to change the name of the corporation. The board determined at a special meeting held March 29, 1999, by unanimous vote, to change the corporate name.

     Proposal 4: Ratification of Independent Auditor. The shareholders approved the retention of Michael B. Johnson & Co. as independent auditor.

     All matters were approved by a majority of the issued and outstanding shares.

Item 6.  Appointment of New Directors

         See Item 5 above.

     The Directors were duly elected to serve until the next annual meeting of shareholders.


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Item 7.  Financial Statements Pro Forma Financial & Exhibits

         Financial Statements - None.

Exhibits - None.

                                   Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 6, 1999.


                                                 NELX, Inc.


                                                 /s/ Charles L. Stout
                                                 -------------------------------
                                                 President